EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-43297, 333-62097,333-62099) of
International Home Foods, Inc. of our report dated February 22, 1999, relating to the consolidated financial statements of International Home Foods, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP

New York, New York
March 30, 1999